As filed with the Securities and Exchange Commission on May 19, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3795742 (I.R.S. Employer Identification No.)

8755 W. Higgins Road Suite 500 Chicago, IL	60631
(Address of Principal Executive Offices)	(Zip Code)
Littelfuse, Inc. Long-Term Incentive Plan
(Full title of the plan)
Gordon Hunter
Chairman of the Board of Directors,
President and Chief Executive Officer
8755 W. Higgins Road
Suite 500
Chicago, IL 60631
(Name and address of agent for service)
(773) 628-1000
(Telephone number, including area code, of agent for service)
Copies to:
David Brown, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street
Suite 5300
Atlanta, Georgia
30308
(404) 527-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering	aggregate offering	Amount of
to be registered	registered (1)	price per share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share	1,200,000	U.S. $38.16	U.S. $45,792,000	U.S. $3,264.97

(1)	Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional Common Shares as may become issuable under the above-captioned benefit plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares reported on the NASDAQ Global Select Market on May 14, 2010, which is a date within five business days of filing date.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-5.1
EX-23.1

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the Note to the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed by the registrant with the Commission are incorporated in this registration statement by reference and shall be deemed a part hereof:
1.	The registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed on February 26, 2010.

2.	The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2010, filed with the Commission on May 6, 2010.

3.	The description of the registrant’s Common Stock which is contained in the Form 10: General Form for Registration of Securities pursuant to Section 12(b) or (g) of the 1934 Act filed with the Commission on July 7, 1992 (1934 Act File No. 0-20388).
     In addition, all reports and documents filed by the registrant under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the filing date of each such document.
     For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities
          Not Applicable.
Item 5. Interests of Named Experts and Counsel
          Not Applicable.
Item 6. Indemnification of Directors and Officers
     Article VII of the registrant’s Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of their fiduciary duties as directors, except that, as provided by Section 102(b)(7) of the General Corporation Law of Delaware (the “DGCL”), such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit.

Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.
     Article VIII of the registrant’s Certificate of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by the DGCL. Section 145 of the DGCL provides for indemnification of directors and officers from and against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the Company but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the Company if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the Company, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expense actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 also provides such indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.
     Article VII of the registrant’s Bylaws requires the Company to indemnify any director or officer to the fullest extent permitted by the DGCL and the registrant’s Certificate of Incorporation.
     The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Company.
     Under a separate employment agreement with the Company, Gordon Hunter, Chairman of the Board, President and Chief Executive Officer of the Company, is indemnified against all liabilities relating to his position as an officer or director of the Company, to the fullest extent permitted under applicable law.
Item 7. Exemption from Registration Claimed
     Not Applicable.
Item 8. Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended to date (filed as Exhibit 3(I) to the company’s Form 10-K for the fiscal year ended January 3, 1998).

Exhibit No.	Description
4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to the company’s Current Report on Form 8-K dated October 26, 2007).

4.3	Littelfuse, Inc. Long-Term Incentive Plan

4.4	Form Littelfuse, Inc. Long-Term Incentive Plan Outside Directors Restricted Stock Unit Award Agreement

4.5	Form Littelfuse, Inc. Long-Term Incentive Plan Executive Restricted Stock Unit Award Agreement

4.6	Form Littelfuse, Inc. Long-Term Incentive Plan Stock Option Agreement

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of McKenna Long & Aldridge LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney to file future amendments (set forth on the signature page of the registration statement).
Item 9. Undertakings
(a) RULE 415 OFFERING.
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on this 19th day of May, 2010.

LITTELFUSE, INC.
By:	/s/ Gordon Hunter
Gordon Hunter
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Gordon Hunter and Philip G. Franklin and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gordon Hunter Gordon Hunter	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Tzau-Jin Chung	Director
Tzau-Jin Chung

/s/ John P. Driscoll	Director
John P. Driscoll

/s/ Anthony Grillo	Director
Anthony Grillo

/s/ John E. Major	Director
John E. Major

/s/ William P. Noglows	Director
William P. Noglows

/s/ Ronald L. Schubel	Director
Ronald L. Schubel

/s/ Philip G. Franklin Philip G. Franklin	Vice President, Operations Support, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended to date (filed as Exhibit 3(I) to the company’s Form 10-K for the fiscal year ended January 3, 1998).

4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to the company’s Current Report on Form 8-K dated October 26, 2007).

4.3	Littelfuse, Inc. Long-Term Incentive Plan

4.4	Form Littelfuse, Inc. Long-Term Incentive Plan Outside Directors Restricted Stock Unit Award Agreement

4.5	Form Littelfuse, Inc. Long-Term Incentive Plan Executive Restricted Stock Unit Award Agreement

4.6	Form Littelfuse, Inc. Long-Term Incentive Plan Stock Option Agreement

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of McKenna Long & Aldridge LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney to file future amendments (set forth on the signature page of the registration statement).